UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2006

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada

(State or other jurisdiction of incorporation)

000-25705	98-0110412
(Commission File Number)	(I.R.S. Employer Identification No.)

39 Manning Road, Billerica, Massachusetts 01821

(Address of principal executive offices, including zip code)

(978) 439-5511

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2006 for one material term of Dr. Sergio Edelstein’s employment agreement with the Company is hereby amended and restated under Item 5.02 below. The material terms of Dr. Edelstein’s employment agreement were originally filed under Item 1.01 in accordance with the Form 8-K rules in effect in June 2006.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 3, 2006 GSI Group Inc. (the “Company”) entered into an employment agreement with Dr. Sergio Edelstein for the position of President and Chief Executive Officer.

One of the material terms of Dr. Edelstein’s employment agreement with the Company is as follows:

•	300,000 restricted shares, 50% of which shall vest in equal amounts over a 3-year period, and 50% of which shall be tied to the Company’s average 2007-2009 Revenue Growth and Operating Income Growth (i.e., the implicit CAGR for the 3-year period). The grant shall be paid in a balloon payment in early 2010.

Dr. Edelstein, 52, has held a number of senior executive roles in the industry. Most recently he served as Group Vice President of the E-Beam and Films Product Group at KLA-Tencor. Prior to that, Dr. Edelstein held several general management positions at Applied Materials. Dr. Edelstein has a Ph.D in Chemical Engineering from the California Institute of Technology and holds 11 patents.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI GROUP INC.
(Registrant)

Date: December 29, 2006	By:	/s/ Daniel J. Lyne
Daniel J. Lyne
Vice President and General Counsel